Exhibit 99.1

Financial News
National Fuel Gas Company	6363 Main Street Williamsville, N.Y. 14221

National Fuel to Acquire Shell’s Integrated Upstream

and Midstream Assets in Pennsylvania

Opportunistic Acquisition with Contiguous Footprint and Highly

Synergistic Operations Advances National Fuel’s Long-Term, Returns-Focused

Integrated Strategy within Appalachia

(May 4, 2020) WILLIAMSVILLE, N.Y. –

STRATEGIC RATIONALE

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Unique acquisition opportunity builds upon Company’s diversified, integrated business model, with upstream and midstream assets that are geographically contiguous and highly synergistic to existing Tioga County, Pa. operations, and firm transportation capacity on the Company’s Empire Pipeline system

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Acquisition is accretive to free cash flow (funds from operations less capital expenditures), and to earnings per share, with capital expenditure guidance for fiscal 2020 further reduced, and planned activity levels through fiscal 2021 unchanged

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Post-acquisition, E&P and Gathering businesses expected to generate combined free cash flow over the following twelve months at NYMEX prices of $2.00 or higher, and in excess of $100 million of free cash flow based on existing hedge portfolio, $2.50 per MMBtu natural gas prices, and $25.00 per barrel (“Bbl”) WTI oil prices

•	Acquiring proved developed producing (“PDP”) natural gas reserves at less than $0.40 per Mcfe

•	Immediately accretive to E&P segment unit costs, with increased production base expected to reduce cash operating expenses by approximately $0.05 to $0.08 per Mcfe on an annualized basis post-closing

•	Significant hedge positions executed, minimizing commodity price risk in fiscal 2021 and 2022

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Financing strategy will include an appropriate mix of equity, including equity-linked securities, and long-term debt that will be sized to maintain a strong balance sheet and the Company’s investment-grade credit ratings

ASSET OVERVIEW

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Approximately 710 billion cubic feet (“Bcf”) of net P90 proved reserves (100% developed producing) and net production of 215-230 million cubic feet (“MMcf”) per day estimated at closing, along with 142 miles of gathering pipelines, compression, and related facilities

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Expected to generate approximately $125 million in incremental EBITDA in the year following closing, based on existing hedge portfolio, $2.50 per MMBtu natural gas prices and $25.00 per Bbl WTI oil prices, of which approximately $35 million is attributable to the Gathering segment

•	Over 400,000 total net acres across Pennsylvania, approximately 200,000 of which holds significant, highly economic development potential, contiguous to the Company’s existing acreage footprint

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300,000 dekatherms per day (“Dth/d”) of attractive firm transportation capacity, including 200,000 Dth/d of valuable capacity on the Company’s Empire pipeline system, and 100,000 Dth/d of capacity to Dominion markets, including the Leidy South project once placed into service

National Fuel Gas Company (NYSE: NFG) (the “Company”) announced today that it has entered into a purchase and sale agreement with SWEPI LP, a subsidiary of Royal Dutch Shell plc (NYSE: RDS.A) (“Shell”), to acquire Shell’s upstream and midstream gathering assets in Pennsylvania for total consideration of approximately $541 million, less closing adjustments that are estimated to reduce the consideration provided at closing to approximately $500 million. The transaction is expected to close on July 31, 2020, with an effective date of January 1, 2020, and is subject to customary closing conditions. The transaction is not contingent on financing conditions, and the Company has taken appropriate steps to ensure it has ample liquidity and protections as it pursues permanent financing for the acquisition.

As part of the transaction, the Company will acquire over 200,000 net acres in Tioga County, with net proved developed natural gas reserves of approximately 710 Bcf. At closing, these assets are expected to have flowing net production from both the Utica and Marcellus shale formations of approximately 215-230 MMcf/d, with shallow base declines and an average net revenue interest of approximately 86.5%. In addition, the Company will acquire approximately 142 miles of gathering pipelines and related compression, over 100 miles of water pipelines, and associated water handling infrastructure, all of which currently support Shell’s Tioga County production operations. These gathering facilities are interconnected with various interstate pipelines, including the Company’s Empire pipeline system, with the potential to tie into the Company’s existing Covington gathering system.

Post-closing, the acquired assets are expected to generate net natural gas production in the range of 70 to 75 Bcf over the following twelve months. Given their contiguous nature, the Company expects to fully integrate the assets into its existing operations in Tioga County, Pa. This is expected to drive immediate operating cost synergies in the E&P segment, with increased production expected to reduce cash operating expenses by approximately $0.05 to $0.08 per Mcfe on an annualized basis post-closing. The gathering and compression facilities included in this transaction transport the entirety of the acquired production and are expected to generate approximately $35 million in incremental EBITDA in the Gathering segment over the same period.

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In contemplation of this transaction, and in order to protect the highly accretive economics of the acquisition, the Company has executed significant additional NYMEX natural gas hedges. For fiscal years 2021 and 2022, the Company has entered into NYMEX hedges equivalent to approximately 75% and 55% of the acquired PDP production, respectively, at average weighted prices of $2.71 and $2.54, respectively. Overall, the Company currently has hedges and fixed price physical sales in place for approximately 75% of its expected PDP production in fiscal 2021. Further details on the Company’s updated hedging positions are provided in the Company’s May 2020 investor presentation.

“National Fuel’s acquisition of these high-quality assets in one of the most prolific areas in Appalachia will provide the Company with a unique and highly strategic opportunity to further its integrated development approach in the region,” said David P. Bauer, the Company’s President and Chief Executive Officer. “With significant economies of scale provided by Shell’s large Tioga County acreage footprint, which is contiguous to our existing development areas, along with significant, integrated gathering facilities, and valuable pipeline capacity, Shell’s assets are a perfect fit for the Company’s diversified business model, and provide meaningful synergies with our existing operations.”

“We expect this transaction to be immediately accretive to the Company’s earnings per share and to generate substantial incremental free cash flow over the next several years while providing meaningful upside for the Company,” continued Bauer. “We believe that this cash flow generation, along with our acquisition of significant flowing natural gas production and reserves at an attractive valuation, and a financing strategy that protects and strengthens our balance sheet, will leave National Fuel well-positioned for the long-term.”

Permanent financing is expected to be comprised of approximately equal proportions of equity, including equity-linked securities, and long-term debt, a financing mix that will maintain the Company’s strong balance sheet and investment-grade ratings. As part of the equity component of the permanent financing, the purchase and sale agreement provides the Company with the right to issue up to $150 million in common equity to Shell at an agreed-upon price of $38.97 per share, the details of which are described further in the purchase and sale agreement filed as an exhibit to the Form 8-K filed with the Securities and Exchange Commission in conjunction with this press release. In addition, the Company has made a $27.1 million deposit that will be credited against the purchase price at the closing of the transaction.

To further enhance its short-term liquidity position, the Company also closed on a $200 million unsecured 364-day credit facility arranged by JPMorgan Chase Bank, N.A. This new credit facility, in combination with the over $500 million currently available under the Company’s existing multi-year credit facility, provides significant liquidity as the Company pursues its permanent financing plans.

J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are serving as financial advisors to National Fuel. Kirkland & Ellis LLP and Jones Day are acting as legal advisors to the Company.

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FISCAL 2020 GUIDANCE UPDATE

The Company is updating its fiscal 2020 production guidance to a range of 245-255 Bcfe, and its Gathering segment revenue guidance to a range of $140-$150 million, both to reflect the expected incremental production from the Shell acquisition during a portion of the fourth fiscal quarter. Additionally, per unit LOE and G&A guidance ranges for the Exploration and Production business have been lowered to $0.84-$0.87 per Mcfe, and $0.26-$0.28 per Mcfe, respectively, to reflect the benefits of the increased scale and expected immediate synergies from the transaction. As a result of these items, the Company is updating its fiscal 2020 earnings guidance, excluding items impacting comparability, to a range of $2.80 to $3.00 per share, a $0.05 per share increase from the midpoint of the Company’s prior guidance range.

National Fuel plans to provide preliminary fiscal 2021 guidance in connection with its third quarter earnings release. However, the Company expects this acquisition to be highly accretive to its earnings per share in fiscal 2021, driven by significant acquired flowing production and related gathering throughput, further unit cost reductions, and its strong hedge position.

TELECONFERENCE ANNOUNCEMENT

National Fuel will hold a conference call to discuss the details on this acquisition on Tuesday, May 5, 2020, at 8:30 a.m. (ET), followed by a question and answer session. Representing management will be David P. Bauer, President and Chief Executive Officer; Karen M. Camiolo, Treasurer and Principal Financial Officer; and John P. McGinnis, President of Seneca Resources Company, LLC.

To access the call, dial toll-free 877-255-3077 or 647-252-4453 (toll dial-in), and enter Conference ID: 5176472.

This teleconference will be simultaneously webcast online in a “listen-only” mode at the National Fuel website: investor.nationalfuelgas.com. Go to the NFG Investor Relations News & Events page, click the link to the conference call, and “agree” to the terms of the safe-harbor disclaimer to proceed to the call. An audio replay of the teleconference call will begin approximately two hours following the call on Tuesday, May 5, 2020, and play through the close of business on Tuesday, May 12, 2020. To access the replay, dial 800-585-8367 and provide the conference ID number listed above.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Analyst Contact:	Kenneth E. Webster	716-857-7067
Media Contact:	Karen L. Merkel	716-857-7654

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Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: the Company’s ability to complete planned acquisitions, including the planned acquisition of Shell’s upstream and midstream gathering assets in Pennsylvania, as well as successfully integrate acquired assets and achieve expected cost synergies; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; the length and severity of the COVID-19 pandemic, including its impacts across our businesses on demand, operations, global supply chains and liquidity; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including disruptions due to COVID-19, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; increasing costs of insurance, changes in coverage and the ability to obtain insurance; or the Company’s ability to complete planned acquisitions, as well as successfully integrate acquired assets and achieve expected cost synergies. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

This news release contains certain non-GAAP financial measures. The Company believes that its non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company’s ongoing operating results and for comparing the Company’s financial performance to other companies. The Company uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The discussion of non-GAAP financial measures is not meant to be a substitute for financial measures prepared in accordance with GAAP.

The Company defines EBITDA as GAAP earnings before the following items: interest expense, income taxes, depreciation, and depletion and amortization. The Company defines Free Cash Flow as Funds from Operations less Capital Expenditures. The Company is unable to provide a reconciliation of projected Free Cash Flow and projected EBITDA as described in this release to their respective comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.

With respect to earnings guidance, while the Company expects to incur additional ceiling test impairment charges in the remaining quarters of fiscal 2020 and likely in the first quarter of fiscal 2021 as well, the amount of these charges is not reasonably determinable at this time. The amount of any ceiling test charge is determined at the end of the applicable quarter and will depend on many factors, including additions to or subtractions from proved reserves, fluctuations in oil and gas prices, and income tax effects related to the differences between the book and tax basis of the Company’s oil and gas properties. Some or all of these factors are likely to be significant. Because the expected ceiling test impairment charges and other potential items impacting comparability are not reasonably determinable at this time, the Company is unable to provide earnings guidance other than on a non-GAAP basis that excludes these items.